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                                                                    Exhibit 23.4
                                                   Howe Barnes Investments, Inc.
                                                        135 South LaSalle Street
                                                         Chicago, Illinois 60603
May 24, 1999
Mahaska Investment Company
222 First Avenue East
Oslenlooa, Iowa  52577

   Re:         Joint Proxy Statement of Mahaska Investment Company
                          and Midwest Bancshares, Inc.
        Registration Statement on Form S-4 of Mahaska Investment Company

Ladies and Gentlemen:

     We hereby consent to the use of our opinion letter dated February 2, 1999 to the Board of Directors of Mahaska Investment Company as Annex III to the Joint Statement and to the references therein to our opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    HOWE BARNES INVESTMENTS, INC.



                                    By /s/ Daniel E. Coughlin
                                       -------------------------------
                                       Name:  Daniel E. Coughlin
                                       Title: Senior Vice President


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